UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2009

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 5, 2009, J. C. Penney Company, Inc.’s direct wholly-owned subsidiary
J. C. Penney Corporation, Inc. (“JCPenney”) and GE Money Bank (“GEMB”) extended the marketing and servicing alliance for JCPenney’s private label credit card (the “Program”) pursuant to the terms of an amended and restated Consumer Credit Card Program Agreement (the “Agreement”). Under the Agreement, which has an initial four-year term with two-year renewals, GEMB will continue to offer JCPenney private label credit cards to new and existing customers of JCPenney.

JCPenney and GEMB will jointly market the Program in accordance with the terms of the Agreement. JCPenney will receive on-going payments related to the operation of this non-recourse Program.

The parties have made customary representations, warranties and covenants, and have provided for customary reciprocal indemnification for specified actions taken in connection with the Program. The parties are also subject to customary confidentiality and data security provisions. Either party may terminate the Agreement early upon the occurrence of certain events.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 10.1	Consumer Credit Card Program Agreement by and between J. C. Penney Corporation, Inc. and GE Money Bank, as amended and restated as of November 5, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:	/s/ Janet L. Dhillon
Janet L. Dhillon
Executive Vice President,
General Counsel and Secretary

Date:  November 6, 2009

EXHIBIT INDEX

Exhibit Number                       Description

10.1	Consumer Credit Card Program Agreement by and between J. C. Penney Corporation, Inc. and GE Money Bank, as amended and restated as of November 5, 2009